Exhibit 99.9

INDEPENDENT AUDITORS' REPORT

To the Managing Member of Raleigh Wind Power Partnership Chicago, Illinois

We have audited the accompanying financial statements of Raleigh Wind Power Partnership (the "Company"), which comprise the balance sheet as of December 31, 2014, and the related statements of operations, partners’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Raleigh Wind Power Partnership as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Chicago, IL
March 13, 2015

RALEIGH WIND POWER PARTNERSHIP
BALANCE SHEET AS OF DECEMBER 31, 2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	CDN	$314,023
Restricted cash		3,595,607
Accounts receivable		4,077,166
Prepaid expenses		93,086
Total current assets		8,079,882

LONG-TERM ASSETS:
Property, plant and equipment - net		164,867,672
Restricted cash		9,327,082
Long-term inventory		447,776
Capitalized finance costs - net		5,118,523
Total long-term assets		179,761,053
TOTAL	CDN	$187,840,935

LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	CDN	$51,233
Accounts payable - related parties		398,887
Current portion of long-term debt		6,748,325
Other liabilities and accrued expenses		775,191
Total current liabilities		7,973,636

LONG-TERM LIABILITIES:
Long-term debt		141,115,373
Asset retirement obligation		1,413,462
Total long-term liabilities		142,528,835
Total liabilities		150,502,471

COMMITMENTS AND CONTINGENCIES (See Note 9)		—

PARTNERS' EQUITY		37,338,464

TOTAL	CDN	$187,840,935

See notes to Financial Statements

RALEIGH WIND POWER PARTNERSHIP
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

OPERATING REVENUES	CDN	$31,207,174

OPERATING EXPENSES:
Plant operating and maintenance expense		3,842,398
Depreciation and accretion expense		7,930,161
General and administrative expense		374,877
Taxes (other than income taxes)		233,236
Total operating expenses		12,380,672

INCOME FROM OPERATIONS		18,826,502

OTHER INCOME (EXPENSE):
Interest expense		(11,229,008)
Other - net		(37,246)
Total other expense		(11,266,254)

NET INCOME	CDN	$7,560,248

See notes to Financial Statements

RALEIGH WIND POWER PARTNERSHIP
STATEMENT OF PARTNERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2014

PARTNERS' EQUITY - January 1, 2014	CDN	$37,855,944

Capital distributions		(8,077,728)

Net income		7,560,248

PARTNERS' EQUITY - December 31, 2014	CDN	$37,338,464

See notes to Financial Statements

RALEIGH WIND POWER PARTNERSHIP
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	CDN	$7,560,248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion expense		7,930,161
Amortization of capitalized finance costs		345,711
Changes in assets and liabilities:
Accounts receivable		658,332
Prepaid expenses		41,389
Long-term inventory		(182,789)
Accounts payable		26,991
Accounts payable - related parties		199,868
Other liabilities and accrued expenses		(609,812)
Net cash provided by operating activities		15,970,099

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment		(71,500)
Restricted cash		(1,346,889)
Other investing activities		124,330
Net cash used in investing activities		(1,294,059)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt repayments		(6,399,869)
Capital distributions		(8,077,728)
Net cash used in financing activities		(14,477,597)

NET INCREASE IN CASH AND CASH EQUIVALENTS		198,443

CASH AND CASH EQUIVALENTS - Beginning of year		115,580

CASH AND CASH EQUIVALENTS - End of year	CDN	$314,023

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION - Cash paid during the year for interest	CDN	$10,883,297

See notes to Financial Statements

RALEIGH WIND POWER PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

1.	DESCRIPTION OF BUSINESS

Raleigh Wind Power Partnership, an Ontario limited partnership (the “Company”), was formed on September 2, 2008. The purpose of the Company is to own, operate and maintain the Raleigh Wind Energy Centre (the “Project”), located in Chatham, Ontario.

The Project is a 78 megawatt (“MW”) electricity generating facility with 52 wind turbine generator units. The Project commenced commercial operations in January 2011.

The Company has two limited partners, a third-party investor (“Investor”) which owns 49 partnership units and Invenergy Green LP, which owns 51 partnership units of the Company, together (the “Limited Partners”). The general partner, Invenergy Canada Wind 1 Limited (“General Partner” and “ICW1”), owns 1 partnership unit of the Company.

At December 31, 2014, partners’ equity of $37.3 million was allocated $22.0 million to the Investor, $14.9 million to IGLP, and $0.4 million to ICW1.

Net income, or loss, and distributable cash of the Company are allocated to the General Partner and to the Limited Partners according to their pro-rata share of partnership units.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Subsequent events were evaluated through March 13, 2015, the date the financial statements were available to be issued.

Financial Statement Presentation -Items included in the financial statements are measured using the Canadian dollar, which is the currency of the primary economic environment in which the Company operates.

Management Estimates - The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Concentration of Credit Risk - The Company’s sole customer is the Ontario Wholesale Electric Power Market operated by the Ontario Independent Electricity System Operator (“IESO”). The Company has experienced no credit losses to date on its sales, and does not anticipate material credit losses to occur in the future with respect to related accounts receivable; therefore, no allowance for doubtful accounts has been provided.

Cash - The Company maintains its cash in bank deposit accounts held in the United States and in Canada. The accounts held in the United States are federally insured up to $250,000 (USD) per insured bank, whereas the accounts held in Canada are not insured. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash. The carrying amount of cash equivalents approximates fair value because of the short maturity of these instruments.

Restricted Cash - Restricted cash consists of cash held for purposes of paying operating and maintenance costs, capital expenditures and debt service requirements. Classification on the balance sheet is consistent with related agreements. The carrying amount of restricted cash approximates fair value because of the short maturity of these instruments.

Long-term Inventory - Inventories are stated at the lower of cost or market using the average cost method. As of December 31, 2014, $447,776 of long-term inventory was included on the balance sheet.

Property, Plant and Equipment - Net - Property, plant and equipment is stated at cost and is depreciated on a straight-line basis over the estimated useful lives of the assets, which range from 3 to 25 years. Maintenance and repairs are charged to expense in the period incurred, while major improvements, which extend the useful lives, are capitalized (see Note 4).

Asset Retirement Obligation - The Company enters into agreements to lease land on which to construct and operate its wind energy project. Pursuant to certain lease agreements, the Company is required to decommission its wind energy project equipment including the disassembly and removal of wind turbine generators and towers, substation and interconnection facilities, as well as foundations for the towers and substations, and to provide for restoration of the leased property at the end of the lease terms.

The Company records an initial asset retirement obligation at fair value as a liability in the period in which a legal obligation associated with the retirement of tangible long-lived assets occurs. The liability is accreted each period over the maximum term of the contractual agreements. The Company records the offsetting asset to the initial obligation as an increase to the carrying amount of the related long-lived asset and depreciates that cost over the maximum term of the contractual agreements. The residual value of the related long-lived asset is excluded from the calculation (see Note 5).

The Company uses significant assumptions and estimates to determine the amount of the asset retirement obligation. These estimates can change based on new information; therefore, the Company periodically re-evaluates these assumptions and estimates.

Impairment of Long-Lived Assets - The Company assesses the recoverability of its long-lived tangible assets when conditions are present which may indicate a potential impairment. The Company uses projected undiscounted cash flows of the related operations. These factors, along with management’s plans with respect to operations, are considered in assessing the recoverability of long- lived assets. If the Company determines, based on such measures, that the carrying amount is impaired, the long-lived assets will be written down to their fair value with a corresponding charge to earnings. No impairment was recorded in 2014.

Capitalized Finance Costs - Net - Capitalized finance costs represent costs incurred to obtain financing and are amortized over the terms of the related debt agreement (see Note 6).

Revenue Recognition - The Company sells 100% of its electricity production to the IESO. The Company has also entered into a 20 year Renewable Energy Supply III Contract (“RES III”) with the Ontario Power Authority (“OPA”), whereby the OPA guarantees a Contract Price per megawatt of electricity sold (see Note 8). Revenue is recognized as electricity is delivered, pursuant to the RES III. Taxes collected from customers are accounted for on a net basis.

Raleigh has entered into an Ecoenergy for Renewable Power Repayable Contribution Agreement (“Contribution Agreement”) with Her Majesty the Queen in Right of Canada which provides the opportunity to receive incentive payments for the eligible production of the Project over a ten-year period. Revenue is recorded monthly, based on the amount of eligible production generated and the incentive value, as provided in the Contribution Agreement. Raleigh may be required to repay a portion of the incentive payments if certain conditions, as defined in the Contribution Agreement, are met. No repayments were required for the year ended December 31, 2014, and operating revenues of $2,441,512 were recognized on the statement of operations related to this Contribution

Agreement.

Income Taxes - As a Canadian partnership, the Company is not subject to income taxation under either Canadian or US federal law, or the provincial laws of Ontario where it operates. Therefore, the Company has made no accrual for income taxes as of December 31, 2014.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued an update to accounting for revenue recognition, which provides a universal method for recognizing revenue. This update supersedes current revenue recognition guidance and most industry-specific guidance throughout the Accounting Standards Codification. The core principle of this guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The update requires entities to recognize revenue on the basis of transferring control of goods or services to customers, whereas prior guidance emphasized the transferring of risks and rewards. This guidance will be effective for annual reporting periods beginning after December 15, 2017, and will be applied retrospectively to all prior periods presented or apply the requirements in the year of adoption, through a cumulative adjustment. Early adoption is permitted for the year ending December 31, 2016. The Company is currently evaluating the potential impact of the adoption of this revised accounting guidance on its revenue recognition policy.

4.	PROPERTY, PLANT AND EQUIPMENT - NET

As of December 31, 2014, property, plant and equipment - net, consisted of the following:

Land and land improvements	$15,657,950
Plant	178,608,349
Other property and equipment	1,366,290
Subtotal	195,632,589
Less accumulated depreciation	(30,764,917)
Property, plant and equipment - net	$164,867,672

At December 31, 2014, $7,840,198 of depreciation expense was recorded on the statement of operations.

5.	ASSET RETIREMENT OBLIGATION

As of December 31, 2014, the Company has recorded an asset retirement obligation of $1,413,462 and property, plant and equipment - net includes a corresponding long-lived asset of $902,052, net of accumulated depreciation.

Amounts recorded during 2014 are summarized as follows:

Balance - January 1	$1,323,499
Accretion expense	89,963
Balance - December 31	$1,413,462

6.	CAPITALIZED FINANCE COSTS - NET

Capitalized finance costs of $6,847,078 are being amortized over the remaining life of the related debt obligation. For the year ended December 31, 2014, $345,711 was amortized, and included as a part of interest expense on the statement of operations. Accumulated amortization of such costs was $1,728,555 as of December 31, 2014.

7.	DEBT

On January 15, 2010, the Company entered into a credit agreement to provide term loan financing and letters of credit (see Note 9). The term loan financing is comprised of two tranches; a term loan (“Tranche A”) and an accordion loan (“Tranche B”). Tranche A and B will mature on June 30, 2030 and December 31, 2020, respectively. Tranche A bears interest at a fixed rate of 7.125% and Tranche B bears interest at a fixed rate of 6.208%. At December 31, 2014, the carrying value of Tranche A was $143,221,864 and Tranche B was $4,641,834. The credit agreement contains provisions which prevent the distribution of available cash if there is an event of default or specified financial ratios are not met during a payment period. No such restrictions exist as of December 31, 2014. The credit agreement is secured by the Project assets.

The fair value of debt, including the current portion, is estimated by calculating the present value of the future principal and interest payments based on projections of the Canadian Government Bond yields over the expected remaining life of the debt and market-adjusted estimates of credit risk. As of December 31, 2014, the fair value of the Tranche A and Tranche B is approximately $188,733,000.

Repayments of outstanding debt obligations as of December 31, 2014, are scheduled as follows:

2015	$6,748,325
2016	7,137,006
2017	7,538,514
2018	7,796,017
2019	8,139,585
Thereafter	110,504,251
Total	$147,863,698

8.	RENEWABLE ENERGY SUPPLY III CONTRACT

The Company has a 20 year RES III Contract with the OPA for the Company to construct and produce environmentally clean energy for the Ontario power market. The OPA does not take any electricity from the Project but guarantees a Contract Price for each megawatt of electricity sold. The Project sells 100% of its electricity to the IESO, and the IESO pays the Project for electricity produced based on market prices. If market prices are below the Contract Price with the OPA, the OPA will pay the Project for the difference. If market prices are above the Contract Price, the Project will pay the OPA for the difference (see Note 2). Revenues earned related to the RES III Contract for the year ended December 31, 2014 were $21,746,232.

9.	COMMITMENTS AND CONTINGENCIES

The Company leases land used by the Project under various operating lease agreements that extend through 2032. Some of the lease agreements include contingent rent payments based on a predetermined percentage of operating revenues of the Project. For 2014, total lease expense incurred was $867,573 of which $215,660 represented minimum rent and $651,913 represented contingent rent payments.

Estimated future minimum lease payments as of December 31, 2014 are as follows:

Years Ending December 31
2015	$215,660
2016	215,660
2017	215,660
2018	215,660
2019	215,660
Thereafter	2,605,892
Total minimum lease payments	$3,684,192

At December 31, 2014, the Company had letter of credit lines of $1,950,000, from which a $1,950,000 letter of credit was issued. The letter of credit provides security for obligations under Project-related contracts.

10.	RELATED PARTY TRANSACTIONS

The Company is counterparty to a Facility Management Agreement (“Agreement”) with Invenergy Services Canada ULC (“Services”). The Agreement calls for a fixed monthly administration fee which includes home office labor and out-of-pocket expenses of $14,000, escalating annually for Consumer Price Index (“CPI”). Under the Agreement, Services shall also be reimbursed for direct operating expenses, including facility labor. Additionally, the Agreement calls for a semi-annual management fee of $81,000, escalating annually for CPI. Such related party transactions for the year ended December 31, 2014 were $1,090,466.

Some third-party invoices are paid by Services or other related affiliates on behalf of the Company. Such invoices are billed to the Company and reimbursed at cost.

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